EXHIBIT 99.1

1259 NW 21st Street
Pompano Beach, FL 33069
NEWS

May 12, 2011	FOR MORE INFORMATION: 954-917-4114 HOWARD L. EHLER, JR. CHIEF OPERATING OFFICER

IMPERIAL ANNOUNCES FIRST QUARTER 2011 RESULTS

Pompano Beach, FL………Imperial Industries, Inc. (OTCBB: “IPII”) announced today the results of operations for the first quarter ended March 31, 2011.

Net sales for the three months ended March 31, 2011 were $1,772,000, compared to $1,887,000 for the same period in 2010, a decrease of 6.1%. For the first quarter ended March 31, 2011, the Company had a loss from continuing operations of $208,000, or $0.08 per diluted share, compared to a loss from continuing operations of $523,000, or $0.20 per diluted share, for the same period in 2010. The 2011 first quarter loss from continuing operations included a $325,000 gain on the settlement of certain litigation. Discontinued operations related to the closure of the Company’s distribution facilities during 2009 and 2008, accounted for losses of $111,000, or $0.04 per diluted share in the first three months of 2011 compared to $353,000, or $0.14 per diluted share in the prior year period. Accordingly, the Company incurred a net loss of $319,000, or $0.12 per diluted share, for the first quarter of 2011 compared to a net loss of $876,000, or $0.34 per diluted share, for the comparable period in 2010.

Results of operations in the first quarter of 2011 continued to be adversely affected by the on-going depression in construction activity in the Company’s primary markets which caused lower demand for the Company’s products during the first quarter of 2011.

S. Daniel Ponce, Imperial’s Chairman of the Board, stated: “The construction industry in Florida continues to be burdened by weak demand as evidenced by a decrease in building permits for the construction of new housing units for the three months ended March 31, 2011 compared to an already low level of permits for the same period last year. Since Florida is our largest market, accounting for a majority of our net sales, the reduction in demand has a direct negative impact on our results. We believe we have sufficient liquidity to support our operations for 2011 while we seek to expand our base of business and concentrate on initiatives to strengthen our operations during this difficult period.”

 For more information, please refer to the Company’s Form 10-Q for the three months ended March 31, 2011 which is being filed with the Securities and Exchange Commission on May 12, 2011 and which will be available on the Company’s website www.imperialindustries.com shortly.

Imperial Industries, Inc., through its subsidiary, Premix-Marbletite Manufacturing Co. is engaged in the manufacture and distribution of pool, stucco, plaster and roofing products to building materials dealers, contractors and others and sells products primarily in the State of Florida and to a certain extent the rest of the Southeastern United States with facilities in the State of Florida. See our website at www.imperialindustries.com for more information about the Company.

Page 2 of News Release dated May 12, 2011

The statements in this press release contain certain forward-looking statements, which are subject to risks and uncertainties. Such statements, including those regarding, among other things, the success of the Company’s sales and marketing efforts, improvements in productivity, the Company’s strategy and future prospects, are dependent on a number of factors, including changes in economic, business, and competitive market conditions, and availability of financing, only some of which are within the Company’s control. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company’s Securities and Exchange Commission filings under “Risk Factors.”  The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. A more detailed discussion of risks attendant to the forward-looking statements included in this press release are set forth in the “Forward-Looking Statements” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission (“SEC”), and in other reports already filed with the SEC.

IMPERIAL INDUSTRIES, INC.
Financial Highlights

	(Unaudited)
	Three Months Ended
	March 31,
	2011	2010
Net Sales	$1,772,000	$1,887,000

Loss from continuing operations, net of taxes	$(208,000)	$(523,000)
Loss from discontinued operations, net of taxes	$(111,000)	$(353,000)

Net loss	$(319,000)	$(876,000)

Loss per Common Share:

Loss from continuing operations - basic and diluted	$(0.08)	$(0.20)
Loss from discontinued operations - basic and diluted	(0.04)	(0.14)
Net loss per share - basic and diluted	$(0.12)	$(0.34)

Weighted average shares outstanding -
basic and diluted	2,558,335	2,550,460

Notes to Financial Highlights
1) For the three months ended March 31, 2011, loss from continuing operations includes a $325,000 gain on the settlement of certain litigation.

2